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Exhibit (a)(1)(E)

        Offer To Purchase
All Outstanding Shares of Common Stock
of

FUSION-IO, INC.

a Delaware corporation
at
$11.25 NET PER SHARE IN CASH
Pursuant to the Offer to Purchase dated June 24, 2014
by
FLIGHT MERGER SUB, INC.,
a wholly owned subsidiary of
SANDISK CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT., NEW YORK CITY TIME, AT THE END OF THE DAY ON JULY 22, 2014, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

June 24, 2014

To Our Clients:

        Enclosed for your consideration are the Offer to Purchase, dated June 24, 2014 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal") and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the "Offer," in connection with the offer by Flight Merger Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of SanDisk Corporation, a Delaware corporation ("Parent"), to purchase all of the outstanding shares of common stock, par value $0.0002 per share ("Shares"), of Fusion-io, Inc., a Delaware corporation ("Fusion-io"), at a purchase price of $11.25 per Share, net to the seller in cash, without interest thereon and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer described in the Offer to Purchase (the "Offer Conditions").

        We or our nominees are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

        We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the enclosed Offer to Purchase and the Letter of Transmittal.

        Please note carefully the following:

          1.     The offer price for the Offer is $11.25 per Share, net to you in cash, without interest and less any applicable withholding taxes.

          2.     The Offer is being made for all of the outstanding Shares.

          3.     The Offer is being made in connection with the Agreement and Plan of Merger, dated as of June 16, 2014 (together with any amendments or supplements thereto, the "Merger Agreement"), among Parent, Purchaser and Fusion-io, pursuant to which, after the completion of the Offer and the satisfaction or waiver of the conditions set forth therein, Purchaser will be merged with and into Fusion-io, and Fusion-io will be the surviving corporation (the "Merger").

          4.     The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, at the end of the day on July 22, 2014, unless the Offer is extended by Purchaser (we refer to such date and time, as it may be extended in accordance with the terms of the Merger Agreement, the "Expiration Date") or earlier terminated. Purchaser may be required or permitted to extend the Offer in certain circumstances, as described in Section 1 of the Offer to Purchase. Under the terms of the Merger Agreement, and subject to applicable securities laws, rules and regulations, in no event shall Purchaser be required to extend the Offer beyond October 16, 2014. Any extension, delay, termination or amendment of the Offer will be followed as promptly as practicable by public announcement thereof, and such announcement in the case of an extension will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

          5.     The Offer is subject to the Offer Conditions, which are described in Section 15 of the Offer to Purchase. The Offer is not subject to a financing condition.

          6.     Tendering stockholders who are record owners of their Shares and who tender directly to American Stock & Transfer Company, LLC (the "Depositary") will not be obligated to pay brokerage fees, commissions or similar expenses or, except as otherwise provided in Instruction 6 of the Letter of Transmittal, stock transfer taxes with respect to the purchase of Shares by Purchaser pursuant to the Offer.

          7.     After careful consideration, Fusion-io's board of directors, among other things, has unanimously (i) determined that it is in the best interests of Fusion-io and its stockholders, and declared it advisable, to enter into the Merger Agreement, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are fair to, and in the best interests of Fusion-io and its stockholders, (iii) resolved that the Merger Agreement and the Merger be governed by Section 251(h) of the General Corporation Law of the State of Delaware (the "DGCL") and that (assuming the accuracy of Parent's and Purchaser's representation and warranty that neither is, nor at any time during the last three years has been, an "interested stockholder" of Fusion-io as defined in Section 203 of the DGCL) the Merger shall be consummated as soon as practicable following the time of acceptance for payment of Shares tendered in the Offer and that the transactions contemplated thereby (including the Offer and the Merger) as well as the support agreements with certain Fusion-io stockholders (including all Fusion-io executive officers and directors who are stockholders), pursuant to which such stockholders agreed to, among other things, tender their Shares into the Offer, and the transactions contemplated thereby, are not subject to the provisions of, or any restrictions under, Section 203 of the DGCL, and (iv) resolved to recommend that Fusion-io stockholders accept the Offer, and tender their Shares to Purchaser pursuant to the Offer.

        If you wish to have us tender any or all of your Shares, then please so instruct us by completing, executing and returning to us the Instruction Form. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, then all such Shares will be tendered unless otherwise specified on the Instruction Form.

        Your prompt action is requested. Your Instruction Form should be forwarded to us in ample time to permit us to submit the tender on your behalf on or before the Expiration Date.

        The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making of the Offer or acceptance thereof would not be in compliance with the laws of such jurisdiction.

INSTRUCTION FORM
With Respect to the Offer to Purchase
All Outstanding Shares of Common Stock
of

FUSION-IO, INC.

a Delaware corporation
at
$11.25 NET PER SHARE IN CASH
Pursuant to the Offer to Purchase dated June 24, 2014
by
FLIGHT MERGER SUB, INC.,
a wholly owned subsidiary of
SANDISK CORPORATION

        The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 24, 2014 (the "Offer to Purchase"), and the related Letter of Transmittal (the "Letter of Transmittal") and which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, we refer to as the "Offer", in connection with the offer by Flight Merger Sub, Inc., a Delaware corporation ("Purchaser") and a wholly owned subsidiary of SanDisk Corporation, a Delaware corporation, to purchase all of the outstanding shares of common stock, par value $0.0002 per share ("Shares"), of Fusion-io, Inc., a Delaware corporation, at a purchase price of $11.25 per Share, net to the seller in cash, without interest and less any applicable withholding taxes, upon the terms and subject to the conditions of the Offer.

        The undersigned hereby instruct(s) you to tender to Purchaser the number of Shares indicated below or, if no number is indicated, all Shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer. The undersigned understand(s) and acknowledge(s) that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on the undersigned's behalf will be determined by Purchaser.

ACCOUNT NUMBER:

NUMBER OF SHARES BEING TENDERED HEREBY: SHARES*

        The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the Expiration Date (as defined in the Offer to Purchase).

Dated:	Signature(s)
Please Print Names(s)

Address:	(Include Zip Code)

Area code and Telephone no.

Taxpayer Identification or Social Security No.

*
Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

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  Exhibit (a)(1)(E)
  June 24, 2014